Securities And Exchange Commission
Washington, DC 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 26, 2005

Flag Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Georgia	000-24532	58-2094179
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Piedmont Road N.E., Suite 550
Atlanta, Georgia 30305
(Address of Principal Executive Offices)
(Zip Code)

(404) 760-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLAG FINANCIAL CORPORATION
FORM 8-K
CURRENT REPORT

Item 1.01 Entry Into a Material Definitive Agreement.
On May 26, 2005, Flag Financial Corporation (NASDAQ: FLAG), a Georgia corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to acquire First Capital Bancorp, Inc., a Norcross, Georgia based bank holding company, in a merger transaction (the “Merger”). First Capital Bancorp, Inc. (“FCB”) is the parent of First Capital Bank which operates five banking offices in the north metro-Atlanta market. Under the terms of the Merger Agreement, FCB shareholders will receive 1.6 shares of the Company’s common stock for each share of their FCB common stock (the “Exchange Ratio”). Any non-institutional FCB shareholder that would own more than 384,000 shares of Flag common stock following the Merger will receive a cash payment, in lieu of shares of Flag common stock over the 384,000 share threshold, equal to the number of such excess shares multiplied by the average closing price of Flag’s common stock for the 20 trading days immediately following the public announcement of the Merger. In addition, Flag will assume each outstanding option to acquire shares of FCB common and the shares subject to such options and the corresponding exercise prices will be adjusted to reflect the Exchange Ratio.

The Merger has been approved by the boards of directors of both Flag and FCB and is subject to the approval of the shareholders of both Flag and FCB. Each director of Flag and FCB has executed a support agreement pursuant to which he or she has agreed to vote all Flag and FCB shares, as the case may be, beneficially owned in favor of the Merger. In additional to shareholder approvals, the Merger is subject to customary regulatory approvals including approval by the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. The Merger Agreement also includes customary representations, warranties and covenants of both parties. Flag and FCB expect the Merger to close in the fourth quarter of 2005.

A copy of the Merger Agreement and a press release announcing the Merger Agreement are attached as Exhibit 99.1 and 99.2, respectively, and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

99.1	Agreement and Plan of Merger dated May 26, 2005, between First Capital Bancorp, Inc. and Flag Financial Corporation.

99.2	Press Release, dated May 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Flag Financial Corporation

By: /s/ J. Daniel Speight
J. Daniel Speight
Vice Chairman, Chief Financial Officer and Secretary

Dated: June 1, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Agreement and Plan of Merger dated May 26, 2005, between First Capital Bancorp, Inc. and Flag Financial Corporation.

99.2	Press Release, dated May 26, 2005.